UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On September 16, 2019, The Goodyear Tire & Rubber Company (the “Company”) approved a plan primarily to offer voluntary buy-outs to certain associates at its tire manufacturing facility in Gadsden, Alabama, as part of the Company’s strategy to strengthen the competitiveness of its manufacturing footprint by curtailing production of tires for declining, less profitable segments of the tire market. Eligible associates were required to submit applications for buy-outs between October 1, 2019 and November 1, 2019 and could revoke any submitted applications up to the November 1, 2019 deadline. At the time the plan was initially approved, the Company could not estimate the amount of the total cost, the amount for each major type of cost, or the amount of future cash expenditures expected to be incurred in connection with this plan.

On November 15, 2019, following a review of the 740 buy-out applications that were timely submitted and not revoked, the Company now expects to substantially complete this rationalization plan by the first quarter of 2020 and estimates the total pre-tax charges associated with this plan to be approximately $85 to $90 million, of which approximately $75 million is expected to be cash charges primarily for associate-related costs and approximately $10 to $15 million is expected to be non-cash charges primarily related to asset write-offs and accelerated depreciation. The Company expects to record approximately $70 million of these charges in the fourth quarter of 2019 and to make cash payments of approximately $70 million in 2020 and approximately $5 million thereafter.

Once completed, these actions are expected to improve Americas’ segment operating income by approximately $30 million in 2020 and by approximately $40 million annually thereafter.

This Form 8-K/A amends the Form 8-K filed on September 19, 2019.

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts of charges, cash payments and savings resulting from the plan at the Company’s Gadsden, Alabama manufacturing facility. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: November 21, 2019	By	/s/ Daniel T. Young
Daniel T. Young
Secretary